EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CÜR Media Receives $3.2 Million in Proceeds from Warrant Exercise Offer

Company to use proceeds for working capital and to prepare for the planned 2015 launch of CÜR Music, its next generation music streaming experience

GLASTONBURY, CT--(April 10, 2015) - CÜR Media, Inc. (the “Company”) (OTCQB:CURM) (OTCBB:CURM) announced today that the Company received gross proceeds of approximately $3.2 million in connection with the Company’s offer to amend and exercise warrants. The Company plans to use the net proceeds from the offering to fund the company’s efforts to complete the development and commercialization of CÜR Music, including potential payments to music labels and for general working capital purposes.

"I am thrilled with the exceptional support we have received from our shareholders to help us position for the launch of CÜR Music, our next generation subscription streaming music service," stated Tom Brophy, Founder & CEO. "With the help of this capital infusion we are more confident than ever that 2015 will be the year in which we begin to realize the vast potential of our disruptive music streaming platform.”

In connection with the offering, warrant holders elected to exercise 6,467,004 of their $2.00 warrants at a reduced exercise price of $0.50 per share, providing a total of $3,233,502 in gross proceeds to the Company. Additionally, the Company received approval from non-participating holders of 1,475,010 of the Company’s 3,213,351 remaining $2.00 warrants, and from all of the holders of 968,034 of the Company’s $1.00 warrants, to remove the price-based weighted average anti-dilution provisions from their outstanding warrants.

Mr. Brophy continued, “This offering not only provides funding to help us forward CÜR Music, but it also removes price-based anti-dilution provisions from almost 2.5 million additional outstanding warrants. This has helped to significantly simplify our capital structure as we look to increase our corporate visibility and position CÜR Media for a potential up-listing onto a primary stock exchange.”

Katalyst Securities LLC acted as the exclusive warrant agent for this successful warrant solicitation. Intuitive Venture Partners, LLC acted as exclusive financial advisor.

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About CÜR Media

CÜR Media is creating a next generation social music experience through the planned launch of CÜR Music, a social mobile and web streaming music application that is being designed to enable its users to go beyond the limitations of traditional music streaming services. Upon its release, CÜR Music will unlock the true expressive nature of an individual’s connection with their music by fostering personalization, sharing and creativity. With CÜR Music it’s not just about streaming, it’s about what the music means to you and how you want to express that to the world. For more information please visit www.curmusic.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of a commercially viable streaming music product, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the Company's ability to negotiate economically feasible agreements with the major and independent music labels and publisher rights organizations, and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii), (iv) and (v) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the length of time associated with development of mobile applications and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies.

Investor Contact:

Ascendant Partners, LLC

Fred Sommer

+(732) 410-9810

fred@ascendantpartnersllc.com